SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 28, 2011

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events

On April 28, 2011, Valley National Bancorp (“Valley”) announced its entry into a merger agreement with State Bancorp, Inc (“State Bancorp”), providing for the merger of State Bancorp with and into Valley, with Valley as the surviving entity.

Valley and State Bancorp issued a joint press release in connection with the announcement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find it

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Valley intends to file a proxy statement/prospectus with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the registration statement (when available) and other documents filed by Valley with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded for free at Valley’s web site at http://www.valleynationalbank.com/filings.html or by directing a request to Dianne M. Grenz, First Senior Vice President, Valley National Bancorp, at 1455 Valley Road, Wayne, New Jersey 07470, telephone (973) 305-3380.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of State Bancorp. However, Valley, State Bancorp, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from State Bancorp’s shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of Valley may be found in its definitive proxy statement relating to its 2011 Annual Meeting of Shareholders, which was filed with the Commission on March 11, 2011 and can be obtained free of charge from Valley’s website. Information regarding the directors and executive officers of State Bancorp may be found in its definitive proxy statement relating to its 2011 Annual Meeting of Shareholders, which was filed with the Commission on March 25, 2011 and can be obtained free of charge from State Bancorp’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,”

“believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the merger of State Bancorp with Valley or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe including, without limitation, the purchase from the United States Department of the Treasury of each share of State Bancorp’s Series A Preferred Stock issued under the Treasury’s Capital Purchase Program; the inability to realize expected cost savings and synergies from the merger of State Bancorp with Valley in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; material adverse changes in Valley’s or State Bancorp’s operations or earnings; the inability to retain State Bancorp’s customers and employees; or a decline in the economy in Valley’s primary market areas, mainly in New Jersey and New York, as well as the risk factors set forth in Valley’s Annual Report on Form 10-K for the year ended December 31, 2010. Valley assumes no obligation for updating any such forward-looking statement at any time.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Joint Press Release, dated April 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2011	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release, dated April 28, 2011.